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                                                                     Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-49577 and Post-Effective Amendment No. 1 to Registration No. 33-52759 of AEP Texas Central Company (formerly Central Power and Light Company) on Form S-3 of our reports dated February 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of AEP Texas Central Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 20, 2003